Exhibit 99.1

Accuray Reports Fiscal 2027 First Quarter Financial Results

MADISON, Wisconsin, November 4, 2026— Accuray Incorporated (NASDAQ: ARAY) today reported financial results for the first quarter ended September 30, 2026.

Key Highlights

●	Service revenue grew 4% year-over-year to $59.2 million, up 5% on a constant currency basis, driven by service contract pricing actions and nearly 3% growth in the global installed base.

●	Service gross margin rose 120 basis points from the prior year to 35.1%, primarily driven by pricing actions and a lower service labor cost structure.

●

Operating expenses were $62.6 million in the first quarter of fiscal 2027, including a $35.4 million non-cash goodwill impairment charge. Excluding the goodwill impairment charge, operating expenses fell 29% to $27.2 million from $38.3 million in the prior year first quarter, as transformation initiatives continued to deliver measurable results. Overall, transformation initiatives generated approximately $13 million of cost and margin improvement year over year; driven by headcount reductions, more efficient usage of strategic partners, focused product development and marketing plans, and continued discretionary spending discipline.

●

Accuray signed a definitive agreement with RaySearch to accelerate its online adaptive radiation therapy strategy. It also advanced its collaboration with Samsung NeuroLogica on volumetric imaging for the CyberKnife System.

●

Long-term PACE-A data presented at ASTRO showed excellent eight-year biochemical control for SBRT, with about 75% of SBRT patients treated with the CyberKnife System. SBRT also showed quality-of-life advantages over surgery.

●	The Company’s financial foundation was strengthened by the $15 million investment associated with its previously announced financing transaction with TCW in July. After quarter end, stockholders approved the proposals needed to help enable the Company to complete the financing transaction with TCW, including the $40 million exchange of term loan debt for convertible preferred equity. These actions are intended to reduce leverage, enhance liquidity, and provide greater flexibility to execute our strategy.

"As I said on our last call, fiscal 2026 was a year of transformation, and fiscal 2027 is about execution," said Steve La Neve, President and Chief Executive Officer of Accuray. "During the first quarter, we made progress across several areas. Service margins improved, operating expenses remained well controlled, we strengthened our financial position, and we advanced our innovation roadmap through strategic partnerships with RaySearch and Samsung NeuroLogica. By combining our strengths in precision treatment delivery and real-time motion management with enhanced imaging and adaptive capabilities, we believe we can further differentiate our platforms and deliver greater value for clinicians and patients."

Mr. La Neve continued, "At the same time, we see a clear opportunity to improve product and order performance. The customer engagement we saw at ASTRO, the growing clinical evidence supporting precision radiation therapy, and the opportunities created by our innovation strategy reinforce our confidence in the direction we are taking. Our focus now is on turning that engagement into orders and revenue, and on pairing the operating discipline we have built with stronger commercial performance. We know what we need to execute, and our team is focused on delivering."

Fiscal First Quarter Results

Total net revenue was $86.5 million in the first quarter of fiscal 2027, or a decrease of 8 percent, as compared to $93.9 million in the prior fiscal year first quarter. Product revenue was $27.3 million in the first quarter of fiscal 2027, or a decrease of 26 percent, as compared to $37.2 million in the prior fiscal year first quarter. Service revenue was $59.2 million in the first quarter of fiscal 2027, or an increase of 4 percent, as compared to $56.8 million in the prior fiscal year first quarter.

Total gross profit was $26.1 million in the first quarter of fiscal 2027, or 30.1 percent of total net revenue, as compared to a total gross profit of $27.0 million, or 28.8 percent of total net revenue, in the prior fiscal year first quarter. The increase in gross margin rate was primarily due to a higher service gross margin rate, reflecting ongoing pricing initiatives.

Operating expenses were $62.6 million in the first quarter of fiscal 2027, including a $35.4 million non-cash goodwill impairment charge. Excluding the goodwill impairment charge, operating expenses were $27.2 million, a decrease of 29 percent compared to the prior fiscal year first quarter. Operating expenses in the first quarter of fiscal 2027 included $0.4 million in restructuring charges, as compared to $2.8 million in the prior year. Excluding goodwill impairment, operating expenses decreased across all operating expense categories as a result of the Company’s disciplined execution of its transformation initiatives.

The Company recognized a gain on extinguishment of debt of approximately $59.6 million in connection with its July 2026 financing transaction. The transaction added a substantive contingent conversion feature to the outstanding Term Loan B and Delayed Draw Term Loan, resulting in extinguishment accounting and initial recognition of the replacement loans at fair value. The gain primarily reflected the difference between the net carrying amounts of the existing loans and the fair value of the replacement loans. Recognition of the gain did not depend on completion of the debt-for-equity exchange, which remained subject to closing conditions at September 30, 2026, including requisite stockholder approval and implementation of a reverse stock split.

Net income was $10.1 million in the first quarter of fiscal 2027, or a diluted net income of $0.07 per share, including the $59.6 million non-cash gain on extinguishment of debt and $35.4 million non-cash goodwill impairment charge. Excluding both items, net loss was $14.0 million in the first quarter of fiscal 2027, or a diluted net loss of $0.10 per share, as compared to a net loss of $21.7 million, or a diluted net loss of $0.18 per share, in the prior fiscal year first quarter. Adjusted EBITDA was $2.5 million in the first quarter of fiscal 2027, as compared to a negative adjusted EBITDA of $4.1 million in the prior fiscal year first quarter.

Gross product orders were $19.8 million in the first quarter of fiscal 2027 as compared to $39.6 million in the prior fiscal year first quarter. The book to bill ratio was 0.7 in the first quarter of fiscal 2027, as compared to 1.1 the prior fiscal year first quarter. Order backlog as of September 30, 2026 was $272.0 million, which is approximately 31 percent lower than at the end of the prior fiscal year first quarter.

Total cash, cash equivalents and restricted cash as of quarter end amounted to $50.4 million, an increase of $1.6 million from June 30, 2026.

Fiscal Year 2027 Financial Guidance

The Company continues not to provide formal revenue or Adjusted EBITDA guidance for fiscal 2027. After a fiscal 2026 focused on transformation, its priority in fiscal 2027 is execution. That means building on the progress made in service margins, cost structure and financial flexibility, and turning commercial engagement into stronger product revenue and order performance. With a more efficient business model in place, the Company believes it is well positioned to execute on its strategic priorities in fiscal 2027.

Conference Call Information

Accuray will host a conference call beginning at 3:30 p.m. CT/4:30 p.m. ET today to discuss results for the first quarter of fiscal 2027 as well as recent corporate developments. Conference call dial-in information is as follows:

●	U.S. callers: (800) 715-9871
●	International callers: (646) 307-1963

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Investor Relations section of Accuray’s website, www.accuray.com. There will be a slide presentation accompanying today’s event which can also be accessed on the company’s Investor Relations page at www.accuray.com.

In addition, a taped replay of the conference call will be available beginning approximately one hour after the call’s conclusion and will be available for seven days. The replay number is (855) 669-9658 (USA), or (412) 317-0088 (International), Conference ID: 7745341. An archived webcast will also be available on Accuray’s website until Accuray announces its results for the second quarter of fiscal 2027.

Use of Non-GAAP Financial Measures

Accuray reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, Accuray uses certain non-GAAP financial measures, such as adjusted EBITDA and revenue on a constant currency basis.

Accuray has supplemented its GAAP net income (loss) with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization, stock-based compensation, changes to the fair value of warrant liability, gain on extinguishment of debt, goodwill impairment and restructuring charges (“adjusted EBITDA”). The calculation of adjusted EBITDA also excludes certain non-recurring, irregular and one-time items. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results. A reconciliation of GAAP net income (loss) (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the schedules below.

Accuray has also reported certain operating results on a constant currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of foreign currency exchange rate fluctuations. Management believes disclosure of non-GAAP constant currency results is helpful to investors because it facilitates period-to-period comparisons of the company's results by increasing the transparency of the underlying performance by excluding the impact of foreign currency exchange rate fluctuations. The GAAP measure most directly comparable to net revenue on a constant currency basis is revenue. Accuray calculates the constant currency amounts by translating local currency amounts in the current period using the same foreign translation rate used in the prior period being compared against rather than the actual exchange rate in effect during the current period.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions that are designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Madison, Wisconsin, with facilities worldwide.

Forward-Looking Statements

Statements made in this press release that are not statements of historical fact are forward-looking statements that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to the company's future results of operations and financial position, including expectations regarding: the company’s service margins, backlog, age-ins and age-outs, cancellations of contracts and foreign currency impacts; the expected impact of changes to strengthen the company’s commercial organization and improve execution;  expectations regarding the effects of the global macroeconomic conditions on the company’s financial results and business; the company’s ability to further differentiate its platforms and deliver greater value; the company’s ability to execute on delivering stronger commercial performance; the company’s ability to execute on its strategic priorities in fiscal 2027; expectations related to the company’s credit facilities; the expected benefits from the transformation plan and refinancing transactions; the ability to achieve the objectives of the transformation plan; the company’s ability to deliver sustained performance and execute on its strategies and objectives, including related to its transformation efforts; the company’s ability to improve sales and drive margin expansion; opportunities to accelerate top-line growth and expand profitability;  expectations related to the amount and timing of realizing deferred margin from the company’s China joint venture; expectations with respect to strategic partnerships and collaborations; expectations related to the markets and regions in which the company operates; expectations regarding new product introductions and innovations; expectations regarding installed base growth; and the company’s ability to improve execution, drive sustainable, profitable growth, while creating long-term value for patients, providers and shareholders. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “may,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of the company’s assumptions prove incorrect, actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the effect of the global macroeconomic environment on the operations of the company and those of its customers and suppliers; effects related to international tariffs; disruptions to our supply chain, including increased logistics costs; the company's ability to achieve widespread market acceptance of its products; substantial outstanding indebtedness and its ability to maintain compliance with financial covenants related to its debt; the company’s ability to successfully implement its transformation plan; the effect of enhanced international tariffs on the company; the company’s ability to realize the expected benefits of the China joint venture and other partnerships; risks inherent in international operations; geopolitical uncertainty, including armed conflict or political instability in the Middle East or other regions in which the company or its customers operate, and the effect of such conditions on the timing of system installations, customer site readiness, service revenue recognition, and the ability to complete transactions in affected markets; the company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company's ability to meet the covenants under its credit facilities; the company's ability to convert backlog to revenue; and such other risks identified under the heading “Risk Factors” in the company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on August 27, 2026, and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

Aman Patel, CFA	Steve Monroe
Investor Relations, ICR - Westwicke	Vice President, Financial Planning & Analysis - Accuray
investor.relations@accuray.com	investor.relations@accuray.com

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Financial Tables to Follow

Accuray Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2026	2025
Net revenue:
Products	$27,344	$37,161
Services	59,179	56,781
Total net revenue	86,523	93,942
Cost of revenue:
Cost of products	22,047	29,422
Cost of services	38,392	37,509
Total cost of revenue	60,439	66,931
Gross profit	26,084	27,011
Operating expenses:
Research and development	7,811	11,218
Selling and marketing	8,681	11,699
General and administrative	10,319	12,596
Restructuring	383	2,811
Goodwill impairment	35,392	—
Total operating expenses	62,586	38,324
Loss from operations	(36,502)	(11,313)
Income from equity method investment, net	114	439
Interest expense	(11,828)	(8,052)
Gain on extinguishment of debt	59,563	—
IEEPA refund financing costs	(55)	—
Loss from change in fair value of warrant liability	(707)	(1,874)
Other income (expense), net	66	(407)
Income (loss) before provision for income taxes	10,651	(21,207)
Provision for income taxes	517	471
Net income (loss)	$10,134	$(21,678)
Net income (loss) per share - basic	$0.07	$(0.18)
Net income (loss) per share - diluted	$0.07	$(0.18)
Weighted average common shares used in computing net income (loss) per share:
Basic	138,202	118,946
Diluted	139,256	118,946

Accuray Incorporated

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	September 30, 2026	June 30, 2026
Assets
Current assets:
Cash and cash equivalents	42,254	$40,623
Restricted cash	827	611
Accounts receivable, net	50,343	67,409
Inventories, net	146,083	147,075
Prepaid expenses and other current assets	26,342	31,783
Deferred cost of revenue	199	276
Total current assets	266,048	287,777
Noncurrent assets:
Property and equipment, net	25,916	27,316
Investment in joint venture	5,311	5,024
Operating lease right-of-use assets, net	26,131	27,512
Goodwill	22,524	57,911
Long-term restricted cash	7,302	7,533
Other assets	36,823	30,603
Total assets	$390,055	$443,676
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$33,050	$40,554
Accrued compensation	12,732	15,666
Operating lease liabilities, current	7,849	8,236
Other accrued liabilities	23,244	32,235
Customer advances	9,578	10,401
Deferred revenue, current	76,953	82,813
Short-term debt, net	6,700	1,500
Total current liabilities	170,106	191,405
Noncurrent liabilities:
Operating lease liabilities, non-current	26,453	27,768
Long-term other liabilities	6,107	5,477
Warrant liability	6,489	2,427
Deferred revenue, non-current	24,836	28,530
Investor deposit obligation	7,975	—
Long-term debt, net	94,972	146,370
Total liabilities	336,938	401,977
Stockholders' equity:
Common stock	120	119
Additional paid-in capital	612,552	613,559
Accumulated other comprehensive loss	(1,223)	(3,513)
Accumulated deficit	(558,332)	(568,466)
Total stockholders' equity	53,117	41,699
Total liabilities and stockholders' equity	$390,055	$443,676

Accuray Incorporated

Summary of Orders and Backlog

(in thousands, except book to bill ratio)

(Unaudited)

	Three Months Ended
	September 30,
	2026	2025
Gross orders	$19,846	$39,570
Net orders	$(13,235)	$5,915
Order backlog	$271,970	$395,726
Book to bill ratio (a)	0.7	1.1

(a) Book to bill ratio is defined as gross orders for the period divided by product revenue for the period.

Accuray Incorporated

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2026	2025
GAAP net income (loss)	$10,134	$(21,678)
Depreciation and amortization (a)	2,027	1,676
Stock-based compensation	1,121	2,515
Interest expense, net (b)	11,697	7,780
Gain on extinguishment of debt	(59,563)	—
Goodwill impairment	35,392	—
Provision for income taxes	517	471
Loss from change in fair value of warrant liability	707	1,874
IEEPA refund financing costs	55	—
Restructuring charges	383	2,811
Post-financing costs	—	441
Adjusted EBITDA	$2,470	$(4,110)

(a) Consists of depreciation on property and equipment and amortization of capitalized software and intangibles.

(b) Consists of interest expense net of interest income.